===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Sizeler Property Investors, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       SIZELER PROPERTY INVESTORS, INC.
                            2542 WILLIAMS BOULEVARD
                           KENNER, LOUISIANA   70062


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 2000



To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders
(the "Meeting") of Sizeler Property Investors, Inc. (the "Company") will be held at the Four Seasons Resort Hotel, 2800 South Ocean Boulevard, Palm Beach, Florida, on Friday, May 12, 2000, at 10:00 a.m., local time, for the following purposes:

              1. To elect three directors to serve until the Annual Meeting of Stockholders in 2003 or until their successors are duly elected and qualified.

              2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 28, 2000 are entitled to receive notice of and to vote at the Meeting or any adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be open for inspection by any stockholder for any purposes germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the principal office of the Company, 2542 Williams Boulevard, Kenner, Louisiana 70062.

        The Company's Board of Directors would like to have as many stockholders as possible present or represented at the Meeting. If you are unable to attend in person, please vote, sign, date and return your enclosed proxy card promptly or use the convenience of telephone or Internet voting so that your shares may be voted. Postage is not required for mailing proxy cards in the United States. The Company will reimburse stockholders mailing proxy cards from outside the United States for the cost of mailing.


                                            By Order of the Board of Directors




                                            /s/ Thomas A. Masilla, Jr.
                                            ----------------------------------
                                            THOMAS A. MASILLA, JR.
                                            President

DATED: April 7, 2000

    STOCKHOLDERS ARE URGED TO VOTE BY USING TELEPHONE OR INTERNET VOTING OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                   April 7, 2000




                       SIZELER PROPERTY INVESTORS, INC.
                            2542 WILLIAMS BOULEVARD
                            KENNER, LOUISIANA 70062

                          --------------------------

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 2000


        The following information is furnished in connection with the Annual Meeting of Stockholders of Sizeler Property Investors, Inc. (the "Company") to be held on Friday, May 12, 2000, at 10:00 a.m., local time, at the Four Seasons Resort Hotel, 2800 South Ocean Boulevard, Palm Beach, Florida (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 2542 Williams Boulevard, Kenner, Louisiana 70062. This Proxy Statement and the form of proxy will first be sent to stockholders on or about April 7, 2000.


                   SOLICITATION AND REVOCABILITY OF PROXIES

        The enclosed proxy for the Meeting is being solicited by the directors of the Company. Any person giving a proxy may revoke it any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

        The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist with the solicitation of proxies and will pay Beacon Hill a fee of $4,500 plus reimbursement of out-of-pocket expenses for its services.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The record date for determining shares of Common Stock, $.01 par value per share ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 28, 2000. On that date there were 7,884,725 Shares outstanding, entitled to one vote each.

        The presence, in person or by properly executed proxy, of the holders of Shares entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding Shares is necessary to constitute a quorum. Shares represented by a properly signed, dated and returned proxy card and those Shares voted via telephone or the Internet will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Meeting as to any proposal as to which the broker does not vote.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) owned beneficially, as of February 3, 2000, more than five percent of the outstanding Shares except as described in the following table:


                                                              Amount and
                                                              Nature of      Percentage
Name and Address                                              Beneficial      of Shares
of Beneficial Owner                                           Ownership     Outstanding (1)
-------------------                                           -----------   ---------------
Sidney W. Lassen
2542 Williams Boulevard
Kenner, LA 70062..........................................    655,778 (2)         8.3%

Deer Isle Partners, L.P.
Deer Isle Management, L.L.C.
David M. Brown
860 Fifth Avenue
Suite 19A
New York, NY 10021........................................    732,000 (3)         9.3

Loomis, Sayles & Company, L.P.
One Financial Center
Boston, MA 02111..........................................    498,076 (4)         6.3

Merrill Lynch & Co., Inc.
250 Vesey Street
New York, NY 10381........................................    538,461 (5)         6.8

Palisade Capital Management, L.L.C.
One Bridge Plaza
Suite 695
Fort Lee, NJ 07024........................................    474,000 (6)         6.0

Ryback Management Corporation
7711 Carondelet Avenue
Box 16900
St. Louis, MO 63105 ......................................    569,938 (7)         7.2

-------------

(1) Based on the number of Shares outstanding on February 3, 2000 which was 7,912,013 Shares.

(2) These Shares include (i) 7,000 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Lassen;
     (ii) 170,000 Shares Mr. Lassen has the right to acquire pursuant to exercisable options granted under the Company's 1986 Stock Option Plan (the "1986 Option Plan") and the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"); (iii) 77,500 Shares owned directly by Sizeler Realty Co., Inc. ("Sizeler Realty"), in which a beneficial minority interest is owned by Mr. Lassen and the balance is owned by the families of Mr. Lassen's wife and her parents' estates; (iv) 57,000 Shares owned by a limited liability company of which Mr. Lassen is manager and Mr. Lassen's wife owns an approximately 26% interest; and (v) 15,000 Shares owned by a Lassen family partnership. These Shares do not include (i) 11,800 Shares with respect to which Mr. Lassen's daughter, Jill L. Botnick, has voting and investment power; (ii) 5,000 Shares held by Mr. Lassen's wife; and
     (iii) 30,000 Shares owned by I. William Sizeler, brother of Mr. Lassen's wife. Mr. Lassen disclaims beneficial interest in, and voting or investment power over, the Shares described in the preceding sentence; and he disclaims beneficial interest in all the Shares held by the limited liability company and in all but 1.9% of the Shares held by the Lassen family partnership, respectively items (iv) and (v) in the first sentence of this note.

(3) Based upon a Schedule 13G dated December 31, 1999 filed with the Securities and Exchange Commission ("SEC") which indicates that Mr. Brown has sole voting and dispositive power with respect to 18,000 Shares and shared voting and dispositive power with respect to 714,000 Shares, 656,900 Shares of which is shared with Deer Isle Management, L.L.C. and Deer Isle Partners, L.P. Mr. Brown is the managing member of Deer Isle Management, L.L.C., which is the general partner of Deer Isle Partners, L.P.

(4) Based upon a Schedule 13G dated December 31, 1999 filed with the SEC which indicates that Loomis, Sayles & Company, L.P. beneficially owns a total of 498,076 Shares, with respect to 355,768 Shares it has sole voting power, 76,922 Shares it has shared voting power, and 498,076 Shares it has shared dispositive power.

(5) Based upon a Schedule 13G dated December 31, 1999 filed with the SEC by Merrill Lynch & Co., Inc. which indicated that Merrill Lynch & Co., Inc. shares voting and dispositive power, with respect to 538,461 Shares, with Merrill Lynch Asset Management, L.P. and, with respect to 423,077 Shares, with Merrill Lynch Global Allocation Fund, Inc., as to each of which beneficial ownership is disclaimed. Merrill Lynch Asset Management, L.P. and Merrill Lynch Global Allocation Fund, Inc. are directly or indirectly controlled by Merrill Lynch & Co., Inc.

(6) Based upon a Schedule 13G dated December 31, 1999 filed with the SEC by Palisade Capital Management, L.L.C. ("Palisade"), which indicates that Palisade has sole voting with respect to 464,000 shares and sole dispositive power with respect to 474,000 Shares.

(7) Based upon a Schedule 13G dated January 29, 1999 filed with the SEC by Ryback Management Corporation ("Ryback"), which indicates that Ryback has sole voting and dispositive power with respect to 569,938 Shares, 561,538 of which are issuable upon the conversion of the Company's Convertible Subordinated Debentures due 2003 ("Debentures"). Lindner Dividend Fund has the economic interest in the Shares issuable upon conversion of the Debentures. Lindner Dividend Fund is a separate series of the Lindner Investment Series Trust.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the Shares beneficially owned as of February 3, 2000 by each director, nominee for director, executive officer, and by the directors and executive officers of the Company as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                                                                         AMOUNT AND
                                                                                          NATURE OF       PERCENTAGE
                                                                                         BENEFICIAL       OF SHARES
NAME                                                                                      OWNERSHIP     OUTSTANDING (1)
----                                                                                     -----------    ---------------
J. Terrell Brown...................................................................         27,750 (2)         *
James W. Brodie....................................................................         35,697 (3)         *
Francis L. Fraenkel................................................................        211,174 (4)       2.7%
Harold B. Judell...................................................................         54,033 (5)         *
Sidney W. Lassen...................................................................        655,778 (6)       8.3
Thomas A. Masilla, Jr. ............................................................        154,765 (7)       2.0
James W. McFarland.................................................................         27,500 (8)         *
Richard L. Pearlstone..............................................................         58,848 (9)         *
Theodore H. Strauss................................................................         57,600 (10)        *
Robert A. Whelan...................................................................            401 (11)        *
All directors and executive officers as a group....................................      1,283,546 (12)     16.2

______________
 *   Indicates ownership of less than 1%.

(1) Based on the number of Shares outstanding on February 3, 2000 which was 7,912,013 Shares.

(2) Includes 18,000 Shares Mr. Brown has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(3) Mr. Brodie became an executive officer on February 3, 2000. This table reflects Mr. Brodie's beneficial ownership as of January 10, 2000. This includes 33,750 Shares Mr. Brodie has the right to purchase pursuant to options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(4) Mr. Fraenkel has sole voting power with respect to 16,000 Shares and sole dispositive power with respect to 149,406 Shares. Includes 15,000 Shares Mr. Fraenkel has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Option Plan and 30,768 Shares he has the right to acquire beneficial ownership of pursuant to the conversion of Debentures.

(5) Includes 17,693 Shares Mr. Judell has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan, the Company's 1989 Stock Option Plan and the 1996 Stock Option Plan.

(6)  See note (2) to table under "Security Ownership of Certain Beneficial
     Owners."

(7) Includes (i) 13,590 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Masilla and
     (ii) 132,000 Shares Mr. Masilla has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(8) Includes 19,000 Shares Mr. McFarland has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(9) Mr. Pearlstone shares voting and investment power over 12,000 of these Shares as co-trustee of certain trusts and has an economic interest in another 12,000 of these Shares as the beneficiary of certain trusts. Includes 22,000 Shares Mr. Pearlstone has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and 1996 Stock Option Plan.

(10) Includes 20,000 Shares Mr. Strauss has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and 1996 Stock Option Plan.

(11) Mr. Whelan joined the Company as Chief Financial Officer in May 1999.

(12) See notes (2) through (11) above.



                           1.  ELECTION OF DIRECTORS


Information Concerning Directors

        The Company's Restated Certificate of Incorporation, as amended, provides that the number of directors will be not less than five and not more than fifteen and that the directors will be divided into three classes containing as nearly equal a number of directors as possible, with one class standing for election each year. The board has set the number of directors at eight effective at the Meeting, and three of those directors are to stand for election at the Meeting. Each person so elected will serve until the Annual Meeting of Stockholders in 2003 or until his successor is duly elected and qualified. The affirmative vote of a plurality of the Shares present at the Meeting is necessary for election of a director.

        The directors recommend a vote FOR the directors standing for election listed below. Unless instructed otherwise, proxies will be voted FOR these nominees. Although the directors do not contemplate that either of the nominees listed below will be unable to serve, if such a situation arises prior to the Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

        The following table sets forth information regarding the directors standing for election and directors whose terms continue beyond the Meeting.

     NAME, TENURE AND                                                              PRINCIPAL OCCUPATION AND BUSINESS
POSITION(S) WITH THE COMPANY                                 AGE                   EXPERIENCE FOR PAST FIVE YEARS (1)
-----------------------------                                ---                   ----------------------------------
                                                  DIRECTORS STANDING FOR ELECTION

Thomas A. Masilla, Jr. ..................................     53                     Vice Chairman of the Board since
   Vice Chairman of the Board since 1994,                                              1994, President and Principal
   President and Principal Operating                                                   Operating Officer since 1995
   Officer since 1995,                                                                 and Chief Financial Officer from
   and Director since 1986                                                             1996 through May 1999.

James W. McFarland........................................    54                     Dean of A.B. Freeman School of
      Director since 1994                                                              Business, Tulane University.

Theodore H. Strauss.......................................    75                     Senior Managing Director with Bear
      Director since 1994                                                              Stearns & Co. Inc.

                                               DIRECTORS WHOSE TERMS EXPIRE IN 2001

J. Terrell Brown..........................................    60                     Chairman of GMFS, LLC (mortgage
      Director since 1995                                                              lending) since May 1999.
                                                                                       Prior to May 1999, President
                                                                                       and Chief Executive  officer
                                                                                       of United Companies Financial
                                                                                       Corporation (financial services). (2)

Harold B. Judell...........................................   85                     Senior partner in the law firm of
      Director since 1986                                                              Foley & Judell, LLP; Vice
                                                                                       President and Treasurer of
                                                                                       Dauphine Orleans Hotel
                                                                                       Corporation.

Richard L. Pearlstone......................................   52                     President of The Pearlstone Group,
      Director since 1986                                                              Inc. (investments) since 1995;
                                                                                       Chief Executive Officer of Cross
                                                                                       Keys Asset Management, Inc.
                                                                                       (investment advisors) since
                                                                                       November 1986; and Chief
                                                                                       Executive Officer of SNP
                                                                                       Management LLC (management
                                                                                       company) since November 1999.

                                               DIRECTORS WHOSE TERMS EXPIRE IN 2002

Francis L. Fraenkel.........................................   67                    Managing Director of Delta Capital
      Director since 1993                                                              Management, LLC (investment
                                                                                       management) since April 1999;
                                                                                       Chairman of Delta Capital
                                                                                       Management, Inc. prior to April
                                                                                       1999. (3).

Sidney W. Lassen.............................................  65                    Chairman of the Board and Chief
      Chairman of the Board and                                                        Executive Officer of the
      Chief Executive Officer since 1986                                               Company; Chairman of the
                                                                                       Board and Chief Executive
                                                                                       Officer of Sizeler Realty.

______________

(1) Unless otherwise stated, each director has held the position indicated for at least the past five years.

(2) On March 1, 1999, United Companies Financial Corporation announced that it was reorganizing under Chapter 11 of the United States Bankruptcy Code.

(3) On April 1, 1999, Delta Capital Management, Inc. reorganized into a limited liability company and changed its name to Delta Capital Management, LLC.


OTHER TRUSTEESHIPS AND DIRECTORSHIPS

     The directors of the Company serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

      NAME                                               COMPANY
      -----                                              ---------
Francis L. Fraenkel............................      Battery Park High Yield Fund

Sidney W. Lassen...............................      Hibernia Corporation

James W. McFarland.............................      Petroleum Helicopters, Inc.
                                                     Stewart Enterprises, Inc.

Theodore H. Strauss...........................       Clear Channel Communications, Inc.
                                                     Hollywood Casino Corporation


COMMITTEES AND MEETING DATA

     The Executive Committee of the Board of Directors consists of Messrs. Judell, Lassen, Masilla, McFarland, Pearlstone and Strauss. It has all the authority of the Board of Directors (except for action relating to certain fundamental corporate changes) between board meetings, including the authority to declare a dividend and to authorize the issuance of stock. The Executive Committee did not meet in 1999.

     The Audit Committee of the Board of Directors consists of Messrs. Brown, Fraenkel, Judell and McFarland. The Audit Committee met once during 1999. Its functions have been to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective action; review and monitor the Company's policies regarding business ethics and conflicts of interests; discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and review the activities and recommendations of the Company's financial staff.

     During 1999, the Compensation Committee consisted of Messrs. Judell, McFarland and Strauss. The Compensation Committee met once during 1999. The function of the Compensation Committee is to review the compensation program for executive officers and to administer the 1986 Option Plan and the 1996 Stock Option Plan.

     The Company does not have a separate nominating committee or any committee performing a similar function.

     During 1999 the full Board of Directors met on four occasions. All directors attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees of the Board on which such director served.

EXECUTIVE OFFICERS

        The following is a listing of the Company's executive officers. The day-to-day operational management of the Company's properties is performed by Sizeler Real Estate Management Co., Inc. pursuant to a management agreement which is described under the heading "Management Agreement."


      NAME, TENURE AND                                                              PRINCIPAL OCCUPATION AND BUSINESS
POSITION(S) WITH THE COMPANY                                  AGE                    EXPERIENCE FOR PAST FIVE YEARS
-----------------------------                                -----                  ---------------------------------
Sidney W. Lassen........................................       65                   See table under "Information
      Chairman of the Board and                                                        Concerning Directors."
      Chief Executive Officer since 1986

Thomas A. Masilla, Jr. .................................       53                   See table under "Information
      Vice Chairman of the Board                                                       Concerning Directors."
      since 1994, President and Principal
      Operating Officer since 1995 and
      Director since 1986

Robert A. Whelan.........................................      32                   Chief Financial Officer of the
      Chief Financial Officer                                                          Company since May 1999;
                                                                                       Real Estate Consultant for Ernst
                                                                                       & Young/Kenneth Leventhal Real Estate
                                                                                       Group from July 1996 to May 1999; Consultant
                                                                                       with Price Waterhouse prior to 1996.

James W. Brodie...........................................     31                   Vice President of the Company
      Vice President since 1991 and                                                    since 1991; Secretary of the
      Secretary since 1999                                                             Company since 1999; Assistant
                                                                                       Secretary from 1997 to 1999;
                                                                                       joined the Company in 1989. (1)

______________
(1)  Mr. Brodie became an executive officer on February 3, 2000.

                            EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table contains information with respect to the annual and long-term compensation for the years ended December 31, 1999, 1998 and 1997 for the Company's chief executive officer and each other person who was an executive officer of the Company on December 31, 1999 who received cash compensation in excess of $100,000 during 1999 (the "Named Officers").

                                                                                          LONG TERM
                                                                      ANNUAL             COMPENSATION            ALL OTHER
                                                                   COMPENSATION             AWARDS            COMPENSATION (1)
                                                               ----------------------   ---------------      ----------------
NAME AND PRINCIPAL POSITION                         YEAR        SALARY     BONUS (2)    OPTIONS/SARS(3)
---------------------------                         ----       --------    --------     ---------------
Sidney W. Lassen                                    1999       $305,000     $53,100       30,000 shs              $30,500
  Chairman of the Board and                         1998        288,000      45,000       35,000 shs               28,800
  Chief Executive Officer                           1997        265,000      46,000       30,000 shs               26,500

Thomas A. Masilla, Jr.                              1999       $235,000     $41,000       20,000 shs              $23,500
  Vice Chairman of the Board,                       1998        222,000      35,000       30,000 shs               22,000
  President, and Principal                          1997        210,000      36,500       30,000 shs               21,500
  Operating Officer

______________
(1) This amount was paid under a nonelective deferred compensation agreement with each Named Officer, pursuant to which an amount of deferred compensation is credited annually to a bookkeeping account maintained for him. Upon the Named Officer's election to retire at age 65, earlier termination of employment or death, the Company will pay him his vested interest in his account. His interest vests over a three year period.

(2)  This amount was paid one-half in Shares and one-half in cash.

(3)  These options were granted under the 1996 Stock Option Plan.

        Option Grants. The following table gives information with respect to option grants made to the Named Officers during 1999. The information regarding potential realizable value assumes that the Shares will appreciate at the compounded percentage rate set forth in the table during the entire term of the option. There can be no assurance that such appreciation will occur.


                                                     % OF TOTAL                                 POTENTIAL REALIZABLE VALUE
                                  NUMBER OF          OPTIONS/SARS                                AT ASSUMED ANNUAL RATES
                            SECURITIES UNDERLYING     GRANTED TO       EXERCISE OR                   OF STOCK PRICE
                                 OPTIONS/SARS        EMPLOYEES IN      BASE PRICE   EXPIRATION      APPRECIATION FOR
            NAME                   GRANTED            FISCAL YEAR        ($/SH)        DATE           OPTION TERM
            ----            ---------------------    -------------     -----------  ----------  ------------------------
                                                                                                    5%            10%
                                                                                                ---------    -----------
Sidney W. Lassen.................      30,000 (1)          43%           $8.375      2/4/09      $158,010      $400,428
Thomas A. Masilla, Jr. ..........      20,000 (2)          29%           $8.375      2/4/09      $105,340      $266,952

______________

(1) Becomes exercisable with respect to 15,000 Shares on February 5, 2000, and 15,000 Shares on February 5, 2001.

(2) Becomes exercisable with respect to 10,000 Shares on February 5, 2000, and 10,000 Shares on February 5, 2001.

        Option Exercises and Fiscal Year End Values. The following table shows information with respect to the value realized by the Named Officers on the exercise of options during 1999 and the value of unexercised options held by the Named Officers as of December 31, 1999. Valuation calculations for unexercised options are based on the closing price of a Share on the New York Stock Exchange on December 31, 1999 ($8.125).

                                                                                                VALUE OF UNEXERCISED IN-
                                                                NUMBER OF UNEXERCISED            THE-MONEY OPTIONS/SARS
                        SHARES ACQUIRED ON      VALUE       OPTIONS/SARS AT DECEMBER 31, 1999     AT DECEMBER 31, 1999
    NAME                    EXERCISE          REALIZED         EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
    ----                ------------------    --------      ---------------------------------   -------------------------
Sidney W. Lassen               0                 $0                152,500/47,500                         $0/$0
Thomas A. Masilla, Jr.         0                 $0                113,000/35,000                         $0/$0

        Agreements with Executive Officers. The Company has entered into an agreement with Messrs. Lassen and Masilla. Each agreement has a two-year term that is extended automatically each month so that the remaining term of the agreement is 24 months. Each such officer is entitled to a minimum base salary under his agreement ($305,000 for Mr. Lassen and $235,000 for Mr. Masilla). The board may terminate an agreement at any time with no further obligation upon a finding that an officer has breached or neglected his duties, and an officer may resign at any time upon 30 days' notice. The board may also terminate an agreement at any time without cause; in that event, or upon death or disability, the officer is entitled to 24 months continued salary and benefits. Provisions for termination of employment upon a change of control supersede the agreements' regular termination provisions. "Change in control" is defined, subject to various qualifications, as the acquisition by a person or group of beneficial ownership of 20% or more of the Shares, together with a change in the composition of a majority of the Board. If, within 24 months of a change of control, either the Company terminates an officer's employment for reasons other than cause (as defined) or disability, or the officer resigns because of certain changes in the circumstances of his employment, the officer is entitled to a severance benefit equal to the lesser of (i) the amount deductible by the Company under section 280G of the Internal Revenue Code or (ii) two times the sum of his annual salary and one-half the amount of the bonuses and nonelective deferred compensation paid or credited to him in the past 24 months plus continuation of life and health insurance benefits for 24 months.

        Compensation Committee Report. During 1999, the members of the Company's Compensation Committee were Messrs. McFarland (Chairman), Judell and Strauss. The Compensation Committee believes that the primary goals of the Company's compensation policies should be as follows:

        * To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions in companies with which the Company competes for employees.

        * To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Share ownership by executive officers.

        In furtherance of these policies the Company adopted the agreements with officers and non-elective deferred compensation agreements which are described elsewhere in this Proxy Statement. The Company also adopted an Incentive Award Plan. The Compensation Committee believes that the employment agreements provide the Company's executive officers with sufficient compensation and security in their present positions. The non-elective deferred compensation agreements provide future benefits to the executive officers for retirement. The Compensation Committee believes that the Incentive Award Plan will align the interests of the executive officers with those of the stockholders by (i) basing incentive awards on funds from operations ("FFO") per share, which the Company and the REIT industry believe to be an important measure of the financial performance of a REIT, and (ii) paying 50% of each incentive award in Shares. The Incentive Award Plan also grants the Compensation Committee discretion to make awards less than those indicated by the Incentive Award Plan's targets if the Compensation Committee believes that reduction is appropriate. The Compensation Committee will continue to evaluate the Company's compensation program to determine whether it is providing the incentives for which it is intended.

        The Compensation Committee believes that the main purpose of base compensation is to provide sufficient compensation to the executive officers of the Company relative to salary levels for other REITs and the officer's level of responsibility. With respect to Mr. Lassen, the Company's chief executive officer, the Committee considered a number of factors in setting the compensation set forth in the agreement with him, the most important of which were the level of compensation paid to chief executive officers of other REITs the same relative size as the Company and the success of the Company's program instituting operating efficiencies, controlling costs and increasing rental rates and percentages leased, which was developed under Mr. Lassen's direction.

        In determining compensation to be paid to the executive officers of the Company other than Mr. Lassen in 1999, the Compensation Committee designed its compensation policies to align the interests of the executive officers of the Company with the Company's business strategies. These policies are intended to reward executives for putting into effect the Company's long-term business strategies and for enhancing stockholder value, while at the same time providing sufficient compensation to executives so that the Company can retain the services of executives whose abilities are critical to the Company's long-term success.

        The Compensation Committee believes that long-term stock-based incentive compensation encourages senior management to operate in a manner consistent with the interests of the Company's stockholders. In 1999, the Company granted Mr. Lassen an option to purchase 30,000 Shares and granted Mr. Masilla an option to purchase 20,000 Shares.

        The Compensation Committee believes that FFO is an important measure of the financial performance of a REIT, and the Incentive Award Plan bases its awards on FFO. The Company's FFO increased from $1.47 in 1998 to $1.60 in 1999. Because of this, the Compensation Committee decided to grant bonuses to executive officers of the Company totaling $118,000 (paid one-half in cash and one-half in Shares).

                                         JAMES W. MCFARLAND
                                         HAROLD B. JUDELL
                                         THEODORE H. STRAUSS
                                         Members Of The Compensation Committee

        This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement and any portion thereof into any filing under the Securities Act of 1933, as amended, or under the Exchange Act and shall not otherwise be deemed filed under such Acts.

PERFORMANCE COMPARISON

        Set forth below is a line graph comparing the percentage change in the cumulative total return to stockholders on the Shares over the five years ending December 31, 1999 against the cumulative total return of a Peer Group of diversified REITs, the Standard & Poor's 500, the Wilshire REIT Index and the Wilshire RE Securities Index. The companies contained in the Peer Group are listed in the footnote below. In 1999 the Company's total return outperformed its industry peers between 6 and 10 percent, but trailed the S&P 500.


                                    [GRAPH]


-------------------------------------------------------------------------------------------------------------------------
                                             12/31/94   12/31/95     12/31/96  12/31/97    12/31/98  12/31/99      1999
                                                                                                                  TOTAL
                                                                                                                  RETURN
-------------------------------------------------------------------------------------------------------------------------
The Company                                   100.00      94.62       113.27    134.50      122.83    126.29       2.8%
Sizeler Property Investors Peer Group (1)     100.00     118.72       157.26    189.24      186.15    172.86      (7.1)
Wilshire REIT Index                           100.00     109.01       133.43    159.67      133.00    129.01      (3.0)
Wilshire RE Securities Index                  100.00     108.83       134.03    160.26      132.90    128.92      (3.0)
S&P 500                                       100.00     137.58       169.03    225.44      289.79    350.50      21.0

--------
(1)  The Peer Group consists of the following companies in addition to the
     Company: Boddie- Noell Properties, BRT Realty Trust, Colonial Properties Trust, Cousins Properties Incorporated, CV REIT, Inc., Duke-Weeks Realty Corporation, EastGroup Properties, Inc., EQK Realty Investors I, Glenborough Realty Trust, Inc., HMG/Courtland Properties, Inc., Income Opportunity Realty Investors, Inc., Lexington Corporate Properties Trust, MGI Properties, Property Capital Trust (until liquidated on June 7, 1999), Presidential Realty Corporation, Pennsylvania Real Estate Investment Trust, Pittsburgh & West Virginia Railroad, Transcontinental Realty Investors, and Washington Real Estate Investment Trust.

DIRECTORS' FEES

        Directors who are also executive officers of the Company are not separately compensated for their services as directors. Directors who are not executive officers are compensated in accordance with the Company's 1994 Directors' Stock Ownership Plan (the "Directors' Plan"). The Directors' Plan provides for a stock award of 1,500 Shares to be made to each director annually on the first business day following January 15. A director may elect to be paid a cash substitute rather than all or part of an annual stock award. The cash substitute will equal 90% of the value of the Shares for which the director elects the cash substitute. Directors are also paid a meeting fee of $1,000 per board meeting and $500 per committee meeting. In addition, directors who are not also employees of the Company received an automatic grant of an option to purchase 2,000 Shares on January 4, 1999 for a purchase price of $8.78 per Share and an option to purchase 6,000 Shares on May 7, 1999 for a purchase price of $9.00 per Share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on its review of reports filed pursuant to Section 16(a) of the Exchange Act or written representations from directors and executive officers required to file such reports, the Company believes that all such filings required of its officers and directors were timely made, except that Robert A. Whelan's initial report of Share ownership on Form 3 was inadvertently filed late. The report showed no Shares owned when he became an executive officer.

MANAGEMENT AGREEMENT

        The Company has a management agreement (the "Management Agreement") with Sizeler Real Estate Management Co., Inc. (the "Management Company"). The Management Company is a wholly-owned subsidiary of Sizeler Realty in which a beneficial minority interest is directly owned by Sidney W. Lassen and the balance is owned by members of the family of Mr. Lassen's wife and the estates of her mother and father. Mr. Lassen serves as an officer of Sizeler Realty.

        Under the Management Agreement, which was entered into when the Company was organized in October 1986 and which has been amended from time to time, the Management Company performs leasing and management services with respect to the operation of all of the Company's properties, including accounting and data processing services, collecting rents, making repairs, cleaning and maintenance, etc. Upon request of the Company, the Management Company performs or causes to be performed advertising, promotion, market research and management information services.

        Under the Management Agreement, the annual management fee is paid ratably on a monthly basis and is calculated based upon .65% of the Company's gross investment in real estate at the beginning of each year (as shown on the Company's audited financial statements for the previous year), and is adjusted for acquisitions or dispositions of property during a year effective upon the acquisition or disposition. At the end of each year, the management fee for that year is adjusted (either upward or downward) by the percentage increase or decrease in the Company's FFO per Share compared to the previous year.

        During 1999, the Company paid the Management Company $2,962,000 consisting of management and leasing fees and reimbursement for certain administrative expenses. FFO per Share was $1.60 in 1999 and $1.47 in 1998. Accordingly, an upward adjustment of the management fee from .65% of the Company's gross investment in real estate to .707% was made by mutual agreement of the Company and the Management Company for the year ended December 31, 1999 and paid in 2000.

        The Company's Bylaws require that the directors of the Company not affiliated with Sizeler Realty or the Management Company (the "Unaffiliated Directors") determine at least annually that the compensation the Company contracts to pay for management services is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the Management Agreement. The determination is to be based upon such factors as the Unaffiliated Directors deem appropriate, including the size of the fee in relation to the size, composition and profitability of the Company's real property interests under management, the rates charged to other real estate investment trusts and to investors other than real estate investment trusts by firms performing similar services, the amount of additional revenues realized by such firm and its affiliates for other services performed for the Company's properties under management (including income, conservation or appreciation of capital) and the quality of those properties.

        The Management Agreement is renewable annually by the parties, subject to a determination by a majority of the Unaffiliated Directors that the Management Company's performance has been satisfactory, and subject to the termination rights of the parties. The Management Agreement may be terminated for any reason by either party upon 180 days' written notice.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

        In connection with the Company's acquisition of the improvements at the Westland Shopping Center in Kenner, Louisiana, in February 1987, the Company entered into a ground lease with the two trusts that own the land, the respective beneficiaries of which are Mr. Lassen's wife and her brother. The grantors of the respective trusts are deceased and the beneficiaries have succeeded to ownership of the land. Under the ground lease, which expires in 2046, the Company pays the owners an annual rental of 8% of gross rental income (i.e., minimum and percentage rents) received from tenants of the center. For the year ended December 31, 1999, the total expense by the Company under the ground lease amounted to $56,000.

        The Company leases approximately 14,000 square feet at the Westland Shopping Center to Sizeler Realty. The lease provides for an annual rental of $84,300 plus a proportionate share of the center's operating expenses. The lease term expires January 31, 2002. Sizeler Realty has two five-year renewal options remaining.

        In March 1991, the Company purchased a one-half interest in the Southwood Shopping Center, a 40,000 square foot community shopping center in Gretna, Louisiana, from Sizeler Realty Co.(LaPalco), Inc. ("LaPalco"), a wholly owned subsidiary of Sizeler Realty, for $900,000. The Southwood Shopping Center is subject to a ground lease from Sidney W. Lassen and his wife, and I. William Sizeler, Mrs. Lassen's brother, and his wife. The ground lease's term runs through March 31, 2031. The rent under the ground lease is 50% of cash flow (after debt service and certain other adjustments described below) up to a maximum of $225,000 and in the event the rental payment shall reach $225,000 in any year, it shall remain fixed at $225,000 for each year thereafter. For 1999, payments of $22,000 were made under the ground lease. The Company and LaPalco each contributed their one-half interests in the Southwood Shopping Center to a partnership. Under the terms of the partnership agreement, the Company is to receive a preferential return equal to 11.25% of (i) its initial contributions to the partnership (valued at $900,000) plus (ii) any subsequent contributions less (iii) any distributions to the Company from sums available from sale or refinancing. Profit and loss allocations after this preferential allocation and the distribution of a like sum to LaPalco will be based on respective ownership interests. Payments of rent under the ground lease are subordinate to payment of the Company's preferential return. LaPalco is the primary obligor on a mortgage note payable with a principal balance of approximately $1,145,000 on December 31, 1999 and maturing in September 2004, secured by the Southwood Shopping Center guaranteed by Sizeler Realty, which LaPalco was obligated to satisfy out of its partnership distributions or other sources. In the event of a sale of the Southwood Shopping Center, proceeds would be distributed as follows: first, to the Company in the amount of any unpaid preferential return plus the amount of its contributions; second, to LaPalco in an amount equal to the greater of the amount distributed to the Company or the amount of financing still outstanding; and finally, to the partners in accordance with their respective interests.

        The Company, directly or through wholly-owned subsidiaries, owns its interests in Southland Mall, North Shore Square Mall, Delchamps Plaza, Hammond Square Mall, Westgate Shopping Center, Westland Shopping Center, Airline Park Shopping Center, Azalea Gardens Shopping Center, Colonial Shopping Center, Steeplechase Apartments, Garden Lane Apartments, Georgian Apartments, Colonial Manor Apartments, Magnolia Place Apartments and Governors Gate Apartments through partnerships in which the Company has a 99% interest and its partner has a 1% interest. In each case, its partner is a wholly-owned subsidiary of Sizeler Realty.

        See "Management Agreement" for information concerning the compensation by the Company of the Management Company pursuant to the Management Agreement and the affiliation of a Company director and officer with the Management Company and its parent company, Sizeler Realty.

                              2.   OTHER MATTERS

        The directors know of no business to be brought before the Meeting other than as set forth above. If, however, any other business should properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        KPMG LLP, independent accountants, has audited the books of the Company since 1995. The Board of Directors has not yet appointed a firm to act as auditors for the fiscal year ending December 31, 2000. A representative of KPMG LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.


                      STOCKHOLDER PROPOSALS FOR THE 2001
                        ANNUAL MEETING OF STOCKHOLDERS

Proposals in Company's Proxy Statement

        Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2001 Annual Meeting of Stockholders must be received by the Company at its office at 2542 Williams Boulevard, Kenner, Louisiana 70062 no later than December 8, 2000.

Proposals to be Introduced at the Annual Meeting
But Not Intended to be Included in the Company's Proxy Statement

        In order to be considered at the 2001 Annual Meeting of Stockholders, stockholder proposals must comply with the advance notice and eligibility requirements contained in the Company's Bylaws. The Company's Bylaws provide that stockholders are required to give advance notice to the Company of any nomination by a stockholder of nominees for election as directors and of any business to be brought by a stockholder before a stockholders' meeting. The stockholder providing such notice must be a stockholder of record of the Company who was a stockholder of record at the time of the giving of the notice provided for in the Bylaws, who was entitled to vote at the meeting and who has complied with the notice procedures set forth in the Bylaws.

        For nominations of directors or other business to be properly brought before an annual meeting by a stockholder, a stockholder must give timely notice in writing to the Chairman of the Board or the President of the Company and such business must be a proper matter for stockholder action under the General Incorporation Law of the State of Delaware. To be timely, a stockholder's notice must be delivered to the Chairman or the President not less than 60 days or more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

        Based upon an initial mailing of April 7, 2000 for this Proxy Statement, a qualified stockholder intending to introduce a proposal or nominate a director at the 2001 Annual Meeting of Stockholders but not intending the proposal to be included in the Company's proxy materials should give written notice to the Company's Chairman or President not later than February 6, 2001 and not earlier than January 7, 2001.

        The advance notice provisions of the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

        The specific requirements of the advance notice and eligibility provisions are set forth in Article I, Section 7 of the Company's Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Chairman or the President of the Company at 2542 Williams Boulevard, Kenner, Louisiana 70062.

                                         By Order of the Board of Directors


                                         /s/ Thomas A. Masilla, Jr.
                                         ----------------------------------
                                         THOMAS A. MASILLA, JR.
                                         President

VOTE BY TELEPHONE AND INTERNET 24 HOURS A DAY, 7 DAYS A WEEK


                                   TELEPHONE
                                 800-480-0407

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

                                   INTERNET
                       http://proxy.shareholder.com/siz

Use the internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

                                     MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

              CALL TOLL-FREE TO VOTE . IT'S FAST AND CONVENIENT


                                 800-480-0407
                              CONTROL NUMBER FOR
                         TELEPHONE OR INTERNET VOTING

                    DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY TELEPHONE OR INTERNET


1. ELECTION OF DIRECTORS: Election of the three nominees listed below to serve until the annual meeting of stockholders in 2003 and until their successors are duly elected and qualified.

FOR all nominees listed below [_]

WITHHOLD AUTHORITY to vote for all nominees listed below [_]

EXCEPTIONS [_]

Nominees: Thomas A. Masilla, Jr.; James W. McFarland; and Theodore H. Strauss

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                              PLEASE DETACH HERE
                YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                 BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

                            Change of Address and
                           or Comments Mark Here [_]

Please date and sign your name exactly as it appears below and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

Dated: __________________________________________, 2000

________________________________________________________
                      Signature

________________________________________________________
                      Signature

Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should give title.

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK. [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                       SIZELER PROPERTY INVESTORS, INC.
                            2542 WILLIAMS BOULEVARD
                            KENNER, LOUISIANA 70062

                                   P R O X Y

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints SIDNEY W. LASSEN and THOMAS A. MASILLA, JR. and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of Sizeler Property Investors, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Resort Hotel, 2800 South Ocean Boulevard, Palm Beach, Florida on Friday, May 12, 2000 at 10:00 a.m., local time, or any adjournment thereof, and directs that the shares represented by this Proxy shall be voted as indicated below:

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1 ABOVE. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.


(Continued and to be dated and signed on the reverse side.)


SIZELER PROPERTY INVESTORS, INC.
P.O. BOX 11162
NEW YORK, N.Y. 10203-0162